EXHIBIT 99.1

GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2005-C4 $2.398B NEW ISSUE CMBS

Lead-Mgrs:        Banc of America Securities LLC / Deutsche Bank
Securities
Co-Managers:      CSFB / JPMorgan / Merrill Lynch & Co.
Rating Agencies:  Standard & Poor's / Moody's

Expected Timing
Settlement - December 14, 2005
Dated Date - December 1, 2005
Legal Final - November 10, 2045
1st Coupon Pay Date - January 10, 2006

       Ratings   Class   WAL
Class(S&P/MDY's)Size (1)(yrs) Sprd   Yld     Cpn    Mod Dur      Px
A-1    AAA/Aaa   27.3   3.02   S+9  4.9967  5.0820   2.696  100.249260
A-1D   AAA/Aaa   75.0   3.02   **NO LONGER AVAILABLE**
A-2    AAA/Aaa  224.8   4.90   S+25 5.2150  5.3050   4.219  100.497549
A-3A   AAA/Aaa  197.0   6.71   S+35 5.3573  5.3334*  5.498  100.480555
A-3B   Aaa/Aaa   25.0   6.82   S+35 5.3596  5.3334*  5.572  100.477372
A-SB   AAA/Aaa  140.0   7.42   S+31 5.3314  5.3014*  5.948  100.499436
A-4    AAA/Aaa  775.1   9.73   S+32 5.3914  5.3334*  7.388  100.468532
A-1A   AAA/Aaa  214.4   9.02  **NO LONGER AVAILABLE**
A-M    AAA/Aaa  239.8   9.90   S+37 5.4455  5.3334*  7.481  100.078203
A-J    AAA/Aaa  152.9   9.91   S+45 5.5257  5.3334*  7.474   99.479603
B      AA+/Aa1   24.0   9.91   S+47 5.5457  5.3334*  7.471   99.330748
C      AA/Aa2    30.0   9.91   S+49 5.5657  5.3334*  7.469   99.182168
D      AA-/Aa3   24.0   9.96   S+52 5.5970  5.3334*  7.495   98.945549
E      A/A2      45.0   9.99   S+60 5.6777  5.3334*  7.501   98.344278
(1) The balances of the certificates are approximate
* WAC OR WAC-STRIP
Disclaimer:
This information shall be deemed superseded in its entirety by the prospectus relating to the above securities. Copies of the final Prospectus and Prospectus Supplement may be obtained from Scott Waynebern/Heath Forusz (212-250-5149 - 60 Wall Street 3rd floor, NY, NY 10005) or Geordie Walker/Chris Springer (704-388-1597 - 214 North Tryon Street, Charlotte, NC 28255). Banc of America Securities LLC and the other underwriters or their respective affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

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